As filed with the Securities and Exchange Commission on May 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kodiak Gas Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	9950 Woodloch Forest Drive, Suite 1900 The Woodlands, Texas 77380	83-3013440
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Jennifer Howard

Executive Vice President, General Counsel,

Chief Compliance Officer and Corporate Secretary

9950 Woodloch Forest Drive, Suite 1900

The Woodlands, Texas 77380

(936) 539-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew R. Pacey, P.C.

Jennifer Wu, P.C.

Ieuan A. List

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

KODIAK GAS SERVICES, INC.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of the securities to be sold and the methods by which we will sell them in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the methods and terms of the offering.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock, par value $0.01 per share (“Common Stock”), is listed on The New York Stock Exchange (“NYSE”) and the NYSE Texas, Inc. (“NYSE Texas”) under the symbol “KGS.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our Securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 5 of this prospectus, as well as any risk factors contained in any applicable prospectus supplement hereto and the documents incorporated by reference herein and therein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 13, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as additional information incorporated by reference herein and described under the heading “Where You Can Find More Information” before you invest in our securities. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein or therein, are accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional securities, including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

When used in this prospectus, except where the context otherwise requires, references to “Kodiak,” “we,” “us,” “our” and the “Company” refer to Kodiak Gas Services, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.kodiakgas.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. We may use the “Investors” section of our website to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the prospectus until we have terminated the offerings of all of the securities to which this prospectus relates (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2026;

•

the description of our Common Stock contained in our Registration Statements on Form 8-A, filed with the SEC on June  28, 2023 and November  24, 2025, and Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2025, including any amendments or reports filed for the purpose of updating the description of our Common Stock;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 11, 2026; and

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2026, March 12, 2026, March 24, 2026, April 2, 2026 and May 7, 2026.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Kodiak Gas Services, Inc.

9950 Woodloch Forest Drive, Suite 1900

The Woodlands, Texas 77380

(936) 539-3300

Attention: Jennifer Howard, Executive Vice President, General Counsel,

Chief Compliance Officer and Corporate Secretary

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information.

You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

OUR COMPANY

Kodiak is a leading provider and operator of large horsepower, contract compression infrastructure in the U.S, supporting the critical movement and processing of natural gas across key production regions.

Our compression infrastructure and related services are critical to our customers’ ability to reliably produce, gather and transport natural gas and oil. We are a market leader in the Permian Basin, which is the largest producing natural gas and oil basin in the U.S. We operate our large horsepower compression units primarily under fixed-revenue contracts with many upstream and midstream customers. Our compression assets have long useful lives consistent with the expected production lives of the key regions where we operate.

We believe our customer-centric business model positions us as the preferred contract compression operator for our customers and creates long-standing relationships. We strategically invest in the training, development, and retention of our highly skilled and dedicated employees and believe their expertise and commitment to excellence enhances and differentiates our business model. Furthermore, we maintain an intense focus on being one of the most sustainable and responsible operators of contract compression infrastructure.

Our recently completed acquisition of Distributed Power Solutions, LLC, a Texas limited liability company (“DPS”), has expanded our platform beyond contract compression into distributed and behind-the-meter power generation, adding generation capacity and broadening our customer base across data centers, microgrids, manufacturing and energy infrastructure end markets. DPS has been rebranded as Kodiak Power Solutions, a division of the Company.

Shares of our Common Stock trade on the NYSE and the NYSE Texas under the ticker symbol “KGS.” Our principal executive offices are located at 9950 Woodloch Forest Drive, Suite 1900, The Woodlands, Texas 77380, and our telephone number is (936) 539-3300. We maintain a website at www.kodiakgas.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

RISK FACTORS

Investing in our securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our subsequent Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, as well as the information relating to us identified herein in “Cautionary Statement Regarding Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. See the section entitled “Where You Can Find More Information” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding:

•	Expected operating results, such as revenue growth and earnings, including the integration of acquired businesses and assets into our operations, and our ability to service our indebtedness;

•	Anticipated levels of capital expenditures and uses of capital;

•	Current or future volatility in the credit markets and future market conditions;

•

Potential or pending acquisition transactions or other strategic transactions, the timing thereof, the receipt of necessary approvals to close such acquisitions, our ability to finance such acquisitions and our ability to achieve the intended operational, financial and strategic benefits from any such transactions, including our acquisition of DPS;

•	Expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities, and governmental and regulatory investigations and proceedings;

•	Production and capacity forecasts for the natural gas and oil industry;

•	Strategy for customer retention, growth, fleet maintenance, market position and financial results;

•	Our interest rate hedges; and

•	Strategy for risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	A reduction in the demand for natural gas and oil;

•	The loss of, or the deterioration of the financial condition of, any of our key customers;

•	Nonpayment and nonperformance by our customers, suppliers or vendors;

•	Competitive pressures that may cause us to lose market share;

•	Our ability to successfully integrate any acquired businesses, including DPS, and realize the expected benefits thereof in the expected timeframe or at all;

•	Our ability to source and fund purchases of additional compression and power generation equipment;

•	Changes in the distributed power industry, including any decreases in the demand for electricity and distributed power;

•

A deterioration in general economic, business, geopolitical or industry conditions, including as a result of the conflict between Russia and Ukraine, the conflict and potential regime change in Iran as well as other hostilities in the Middle East and developments between the United States and Venezuela, inflation, and slow economic growth in the United States;

•	A downturn in the economic environment, as well as continued inflationary pressures;

•	The outcome of any pending internal review or any future related government enforcement actions;

•	Tax legislation and the impact of changes to applicable tax laws, including the passage of the One Big Beautiful Bill Act, and administrative initiatives or challenges to our tax positions;

•	The loss of key management, operational personnel or qualified technical personnel;

•	Our dependence on a limited number of suppliers;

•	The cost of compliance with existing and new governmental regulations, as well as the associated uncertainty given the current U.S. federal government administration;

•

Changes in trade policies and regulations, including increases or changes in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential direct and indirect impact of retaliatory tariffs and other actions;

•	The cost of compliance with regulatory initiatives and stakeholders’ pressures, including sustainability and corporate responsibility;

•	The inherent risks associated with our operations, such as equipment defects and malfunctions;

•	Our reliance on third-party components for use in our information technology systems;

•	Legal and reputational risks and expenses relating to the privacy, use and security of employee and client information;

•	Threats of cyber attacks or terrorism;

•	Agreements that govern our debt contain features that may limit our ability to operate our business and fund future growth and also increase our exposure to risk during adverse economic conditions;

•	Volatile and/or elevated interest rates and associated central bank policy actions;

•	Our ability to access the capital and credit markets or borrow on affordable terms (or at all) to obtain additional capital that we may require;

•	Major natural disasters, severe weather events or other similar events that could disrupt operations;

•	Unionization of our labor force, labor interruptions and new or amended labor regulations;

•	Renewal of insurance;

•	The effectiveness of our disclosure controls and procedures; and

•

Such other factors as discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the risks and uncertainties discussed in any subsequent reports that we file or furnish with the SEC.

All forward-looking statements in this prospectus and any prospectus supplement are made as of the date on its cover page, and any forward-looking statements incorporated by reference herein or therein are made as of the date of the document incorporated by reference. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus. Pending any specific application, we may initially invest funds in short-term marketable securities or money-market investments, as well as apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

We may sell the securities offered hereby in and outside the United States (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods.

The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in a prospectus supplement. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting compensation to the underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	the anticipated date of delivery of the securities.

Sale through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

At-the-Market Offerings

If we reach an agreement with an underwriter on a placement, including the number of shares of common stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE or NYSE Texas, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

Direct Sales and Sales through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of offered securities, other than the Common Stock, which is listed on the NYSE and NYSE Texas, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

DESCRIPTION OF CAPITAL STOCK

The following description of the Company’s capital stock is not complete and may not contain all the information you should consider before investing in the Company’s capital stock. This description is summarized from, and qualified in its entirety by reference to, our Restated Certificate of Incorporation (the “Charter”) and our Third Amended and Restated Bylaws (the “Bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information.”

Authorized Capitalization

The Charter provides that the Company is authorized to issue 800,000,000 shares of capital stock, divided into two classes consisting of (a) 750,000,000 shares of Common Stock and (b) 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), 6,000,000 of which are currently designated as Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”)

Common Stock

As of May 6, 2026, there were 93,262,222 shares of Common Stock issued and 88,771,027 shares of Common Stock outstanding.

Voting Rights

Each holder of Common Stock, as such, is entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Common Stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the Charter (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the Delaware General Corporation Law (the “DGCL”). Except as otherwise provided in the Charter or required by applicable law, the holders of Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock (such as the Series A Preferred Stock) are entitled to vote together with the holders of Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders generally.

Exchange Rights

Subject to certain limitations, each common unit (“OpCo Unit”) of Kodiak Gas Services, LLC (“Kodiak Services”) held by an electing unitholder is redeemable for either, at Kodiak Services’ election, (i) one share of Common Stock (together with the cancellation of one share of Series A Preferred Stock), subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) an equivalent amount of cash, pursuant to the terms of the Sixth Amended and Restated Limited Liability Company Agreement of Kodiak Services (the “OpCo LLC Agreement”).

Dividends and Liquidation

Subject to the rights and preferences of any Preferred Stock that the Company may issue in the future (including, with respect to distributions in liquidation, the Series A Preferred Stock), the holders of Common Stock are entitled to receive:

•	dividends as may be declared by the board of directors of the Company (the “Board”); and

•	all of the Company’s assets available for distribution to stockholders in liquidation, pro rata, based on the number of shares held.

No redemption or sinking fund provisions is applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

As of May 6, 2026, there were 224,120 shares of Preferred Stock issued and outstanding, all of which were Series A Preferred Stock.

Authorized and unissued shares of Preferred Stock may be issued from time to time in one or more additional series as the Board, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock (including the Series A Preferred Stock) at any time outstanding, and, subject to certain exceptions set forth in the Charter, and applicable law, the Board may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each series of Preferred Stock.

Series A Preferred Stock

Dividends

Except with respect to dividends in connection with the adoption of a “poison pill” or similar shareholders rights plan, the holders of Series A Preferred Stock will not be entitled to receive any dividends (including cash, stock or property) in respect of their Series A Preferred Stock. However, in the event of a dividend to holders of shares of Common Stock in the form of shares of Common Stock or rights to acquire shares of Common Stock, the holders of Series A Preferred Stock will be entitled to simultaneously receive a dividend of Series A Preferred Stock or rights to acquire Series A Preferred Stock, in each case in the same proportion and manner.

Liquidation Preference

Any shares of Series A Preferred Stock offered hereby will be fully paid and nonassessable. In addition, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of Series A Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to the Company’s stockholders, before any distribution of assets is made on shares of Common Stock, an amount equal to $0.01 per share of Series A Preferred Stock. Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Company’s property or assets, nor the merger or consolidation of the Company with or into any corporation or other entity or the merger or consolidation of any corporation or other entity with or into the Company will be deemed to be a voluntary or involuntary liquidation, dissolution of winding-up of the Company.

Voting Rights

Each holder of Series A Preferred Stock will be entitled to one vote for each share of Series A Preferred Stock on all matters submitted to a vote of the holders of Common Stock, as adjusted to account for any subdivision or combination of shares of Common Stock. Except as otherwise provided in the Charter or required by applicable law, the holders of the Series A Preferred Stock will vote together as a single class with the holders of Common Stock on all matters submitted to a vote of the Company’s stockholders generally.

Merger or Consolidation

In the event of a merger or consolidation of the Company with or into another entity (whether or not the Company is the surviving entity) or any other transaction in which shares of Common Stock are exchanged for or converted into other stock or securities, or the right to receive cash and/or any other property, the holders of Series A Preferred Stock will not be entitled to receive any economic consideration in respect of the Series A Preferred Stock.

Transfer Restrictions

To the extent that any OpCo Units of Kodiak Services are transferred to the Company or Kodiak Services pursuant to a redemption in accordance with the OpCo LLC Agreement, then simultaneous with that transfer, an equal number of shares of Series A Preferred Stock registered in the name of the transferor will automatically and without further action on the part of the Company or that transferor be transferred to the Company and will no longer be outstanding. Subject to the foregoing and certain exceptions, the transfer of any OpCo Units pursuant to the terms of the OpCo LLC Agreement will result in the automatic transfer of an equal number of shares of Series A Preferred Stock from the same transferor to the same transferee.

Other Series of Preferred Stock

If we offer other series of Preferred Stock under this prospectus, a prospectus supplement relating to the particular series of Preferred Stock offered will include the specific terms of those Preferred Stock, including, among other things, the following:

•	the designation, stated value, and liquidation preference of the Preferred Stock and the number of Preferred Stock to constitute the series;

•	the number of shares of Preferred Stock to be offered;

•	the public offering price at which the Preferred Stock will be issued;

•	any sinking fund provisions of the Preferred Stock;

•	the voting rights, if any, of the Preferred Stock;

•

whether the Preferred Stock will be redeemable and, if so, the price and the terms and conditions on which the Preferred Stock may be redeemed, including the time during which the Preferred Stock may be redeemed and any accumulated dividends thereof, if any, that the holders of the Preferred Stock will be entitled to receive upon the redemption thereof;

•

the terms and conditions, if any, on which the Preferred Stock will be convertible into, or exchangeable for, any other class or series, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; and

•	any additional designations, preferences, rights, powers, duties and restrictions of the Preferred Stock.

The applicable prospectus supplement relating to any such Preferred Stock we offer will also include a discussion of certain material U.S. federal income tax consequences relating to ownership of the Preferred Stock (other than those consequences described in this prospectus).

The particular terms of any series of Preferred Stock will also be described in a certificate of designation or amendment to our Charter, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such series of Preferred Stock.

The transfer agent and registrar for any other series of Preferred Stock will be designated in the applicable prospectus supplement.

Anti-Takeover Provisions

Notwithstanding the opt out from Section 203 of the DGCL, some provisions of the Charter and the Bylaws could make certain change of control transactions more difficult, including acquisitions of the Company by means of a tender offer, a proxy contest or otherwise. These provisions may also have the effect of preventing changes in the Board. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions that might result in a premium over the market price for our Common Stock. Therefore, these provisions could adversely affect the price of our Common Stock.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board. The Company believes that the benefits of increased protection and the Company’s potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company arising from such provisions outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Opt Out of Section 203 of the DGCL

In the Charter, the Company elected not to be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions, if applicable, would prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder, unless:

•

the transaction that resulted in the stockholder becoming an interested stockholder, or the business combination, is approved by the board of directors before the time the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after the date the interested stockholder attained that status, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Our Charter and Bylaws

Among other things, our Charter and Bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or business to be brought before meetings of the Company’s stockholders. These procedures provide that notice of stockholder proposals must be timely delivered to the Company’s corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely in connection with an annual meeting, notice must be delivered to the Company’s corporate secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the Company’s proxy statement released to the stockholders for the preceding year’s annual meeting. The Bylaws specify the requirements as to form and content of such stockholders’ notices. These requirements may deter stockholders from bringing matters before the stockholders at an annual or special meeting;

•

authorize the Board to issue undesignated Preferred Stock. This ability makes it possible for the Board to issue, without stockholder approval, Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company;

•	provide that, subject to the rights of any holders of Preferred Stock the authorized number of directors may be changed only by resolution of the Board;

•

provide that any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, subject to the rights of the holders of any series of Preferred Stock with respect to such series;

•

provide that all vacancies, including newly created directorships, shall, except as otherwise required with regards to rights granted to holders of Preferred Stock, except as otherwise required by law or, if applicable, the rights of holders of a series of Preferred Stock, be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, a sole remaining director, or the stockholders;

•

provide that, except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders may be called only by or at the direction of the Board or the Chairman of the Board;

•

provide that, the Board shall be divided into classes of directors, with the terms of the classes elected at the annual meetings of stockholders held in 2024, 2025 and 2026, respectively, expiring at the third annual meeting of stockholders held after the election of such directors; provided that such division shall terminate at the third annual meeting of stockholders held after the 2026 annual meeting of stockholders. Notwithstanding the preceding sentence, but subject to the rights of the holders of any series of Preferred Stock to elect additional directors, each director elected by stockholders after the 2026 annual meeting shall serve for a term expiring at the next annual meeting of stockholders held after such director’s election and shall hold office until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. This system of electing directors, with respect to the classes elected at the annual meetings of stockholders held in 2024, 2025 and 2025, may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company because it generally makes it more difficult for stockholders to replace a majority of the directors;

•

provide that, the Company generally renounces any interest or expectancy in any business opportunity (existing and future) that might be a corporate opportunity for certain persons and that such persons have no obligation to offer the Company those investments or opportunities;

•

provide that the Bylaws may be amended by stockholders, and certain provisions of the Charter may be amended, only with the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon.

Forum Selection

The Charter provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on the Company’s behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers, or employees to the Company or the Company’s stockholders;

•	any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL, the Charter or the Bylaws; or

•	any action asserting a claim governed by the internal affairs doctrine.

The Charter further provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

The Charter also provides that, to the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of the Company’s capital stock will be deemed to have notice of, and to have consented to, these forum selection provisions. Although the Company believes these provisions benefit the Company by providing increased consistency in the application of law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against the Company’s directors, officers, and employees. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Charter is inapplicable or unenforceable.

Limitation of Liability and Indemnification of Officers and Directors

As permitted by Section 145 of the DGCL, the Bylaws provide that:

•

the Company shall indemnify the Company’s directors and executive officers to the fullest extent permitted by the DGCL, subject to limited exceptions, and that the Company may indemnify other officers, employees or other agents;

•

the Company shall advance expenses to the Company’s directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in the Bylaws are not exclusive.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of the Company’s directors and officers will be further limited to the fullest extent permitted by the DGCL.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Common Stock, Preferred Stock or any combination thereof (“Warrants”). Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of Warrants. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of Warrants for the terms of and information relating to the Warrants, including, where applicable:

(1)	the number of securities purchasable upon exercise of the Warrants and the price at which such securities may be purchased upon exercise of the Warrants;

(2)	the date on which the right to exercise the Warrants commences and the date on which such right expires (the “Expiration Date”);

(3)	the United States federal income tax consequences applicable to the Warrants;

(4)	the amount of the Warrants outstanding as of the most recent practicable date; and

(5)	any other terms of the Warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each Warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised will be specified in the prospectus supplement relating to such Warrants.

Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the Warrants, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS

We may issue units of securities consisting of one or more of the following securities: Common Stock, Preferred Stock, Warrants or any combination thereof (“Units”). We may evidence each series of Units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.

If we offer any Units, certain terms of that series of Units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of Units;

•	identification and description of the separate constituent securities comprising the Units;

•	the price or prices at which the Units will be issued;

•	the date, if any, on and after which the constituent securities comprising the Units will be separately transferable;

•	if appropriate, a discussion of material United States federal income tax considerations; and

•	any other terms of the Units and their constituent securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Kodiak Gas Services, Inc. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accountant firm, given on the authority of said firm as experts in auditing and accounting.

Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount
SEC registration fee	$		*
Printing and engraving expenses		—	**
Fees and expenses of legal counsel		—	**
Accounting fees and expenses		—	**
Transfer agent and registrar fees		—	**
Miscellaneous		—	**

Total	$		**

*	Deferred in reliance on Rule 456(b) and 457(r) under the Securities Act.
**	Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Charter provides that the Company’s directors and officers will not be liable to the Company or its stockholders for monetary damages to the fullest extent permitted by the DGCL. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Company, will be limited to the fullest extent permitted by the amended DGCL. The Charter and the Bylaws provide that the Company will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

The Company maintains directors’ and officers’ insurance to cover the Company’s directors, officers and some of the Company’s employees for certain liabilities. In addition, the Company has entered into indemnification agreements with the Company’s current and future directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require the Company, among other things, to indemnify the Company’s directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

2.1†	Membership Interest Purchase Agreement, dated February 5, 2026, by and among Kodiak Gas Services, LLC, Kodiak Gas Services, Inc., Mustang PRS, LLC, Louisiana Machinery Company, L.L.C., and Distributed Power Solutions, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2026).

4.1	Restated Certificate of Incorporation of Kodiak Gas Services, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 7, 2026)

4.2	Certificate of Designations of Series A Preferred Stock of Kodiak Gas Services, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2024)

4.3	Third Amended and Restated Bylaws of Kodiak Gas Services, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 7, 2026)

4.4	Registration Rights Agreement, dated as of April 1, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 2, 2026)

4.5*	Form of Certificate of Designations for Preferred Stock

4.6*	Form of Warrant Agreement (including form of Warrant Certificate)

4.7*	Form of Unit Agreement (including form of Unit Certificate)

5.1**	Opinion of Kirkland & Ellis LLP

23.1**	Consent of BDO USA, P.C.

23.2**	Consent of Kirkland & Ellis LLP (included in their opinion filed as Exhibit 5.1)

24.1**	Powers of Attorney (included on signature page)

107**	Filing Fee Table

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.
†

Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(e)

that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on May 13, 2026.

Kodiak Gas Services, Inc.

By:	/s/ Robert M. McKee
Name:	Robert M. McKee
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert M. McKee, Jennifer Howard and John B. Griggs as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the SEC, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below as of May 13, 2026.

Signature	Title

/s/ Robert M. McKee	President, Chief Executive Officer and Director
Robert M. McKee	(Principal Executive Officer)

/s/ John B. Griggs	Executive Vice President and Chief Financial Officer
John B. Griggs	(Principal Financial Officer)

/s/ Ewan W. Hamilton	Executive Vice President and Chief Accounting Officer
Ewan W. Hamilton	(Principal Accounting Officer)

/s/ Terry Bonno	Director
Terry Bonno

/s/ William L. Bullock, Jr.	Director
William L. Bullock, Jr.

/s/ Alex Darden	Director
Alex Darden

/s/ Christopher Drumgoole	Director
Christopher Drumgoole

Signature	Title

/s/ Jon-Al Duplantier	Director
Jon-Al Duplantier

/s/ Randall Hogan	Director
Randall Hogan

/s/ Gretchen Holloway	Director
Gretchen Holloway

/s/ Margaret C. Montana	Director
Margaret C. Montana